Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FIRST QUARTER 2013

•	Revenue growth of 16% to a record $1.20 billion

•	Organic revenue growth for parts and services of 9.6%

•	First quarter 2013 diluted EPS of $0.28

•	Increases 2013 organic revenue growth guidance

•	Agrees to acquire European parts distributor Sator Beheer

Chicago, IL (April 25, 2013) - LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the first quarter of 2013 of $1.20 billion, an increase of 15.9% as compared to $1.03 billion in the first quarter of 2012. Net income for the first quarter of 2013 was $84.6 million, an increase of 4.4% as compared to $81.0 million for the same period of 2012. Diluted earnings per share of $0.28 for the first quarter ended March 31, 2013 increased 3.7% from $0.27 for the first quarter of 2012. The Company noted that the first quarter 2013 diluted earnings per share included a loss equal to $0.01 per share resulting from restructuring and acquisition related expenses and the change in fair value of contingent consideration liabilities. Earnings per share in the first quarter of 2012 included a gain equal to $0.02 per share that resulted from a favorable legal settlement.

"I was particularly pleased with our results this quarter because, adjusting for the legal settlement in 2012 and other charges, diluted earnings per share grew by 16% compared to the prior year quarter. We also delivered strong organic revenue growth for parts and services of 9.6% despite the quarter having one less selling day in the US and two less selling days in the UK," stated Robert L. Wagman, President and Chief Executive Officer of LKQ Corporation. “I am also proud of our ability to deliver bottom line growth, with the first quarter of 2013 producing record earnings.”

Sator Beheer Acquisition

On April 23, 2013, the Company agreed to acquire Sator Beheer (“Sator”). Sator is the market leading distributor of automotive aftermarket parts in the Netherlands, Belgium, Luxembourg and Northern France. Headquartered in Schiedam, the Netherlands, Sator is the parent company of eight operating subsidiaries. The group has over 800 employees serving a diverse base of more than 6,000 customers and offering a broad product line of over 150,000 SKUs from eleven distribution centers. In 2012, Sator reported revenue of €288.0 million and EBITDA of €24.0 million.

"This strategically significant acquisition further increases LKQ's European footprint and market share, and provides a platform for future growth on the continent. Sator should also complement our existing Euro Car Parts operations in the UK and allow for the realization of cost savings,” added Mr. Wagman.
The purchase price is expected to be approximately €210.0 million and will be funded by drawing on the Company's revolving credit facility. The transaction is expected to close the first week of May 2013.

Balance Sheet and Liquidity

As of March 31, 2013, LKQ's balance sheet reflected cash and equivalents of $63.0 million, and obligations outstanding under the Company's credit facilities were $922.5 million ($415.0 million of term loans and $507.5 million of revolver borrowings). Total availability under the credit agreement at March 31, 2013 was $390.8 million.

After drawing the funds for the Sator acquisition, availability under our credit agreement will be approximately $115 million.

The Company is in discussions with certain of its lenders and other parties concerning changes to its existing credit facility, which changes, if agreed to by the lenders, would include, among other things, an increase in the amounts available under the revolving credit facility and term loan borrowings under the credit agreement.  These discussions are still ongoing so there are no assurances that these discussions will be successful or that a definitive amendment will be executed, or that the credit facility will be increased or extended or as to the specific terms of any amendment.

Other Events

During the first quarter of 2013, the Company acquired a distributor of collision repair parts and products primarily for automotive climate control systems in the United Kingdom; a paint distribution business in Ontario, Canada; and an aftermarket radiator distributor in Florida.

Company Outlook

The Company increased its organic revenue growth guidance and reaffirmed its guidance on diluted earnings per share, operating cash flows and capital expenditures for 2013.  The guidance does not include the effect of the pending acquisition of Sator, which is expected to be completed in the second quarter, or any possible changes to our credit agreement as described above.

	Updated Guidance	Prior Guidance
Organic revenue growth	6.5% to 8.5%	5.5% to 7.5%
Net income	$305 million to $330 million	$305 million to $330 million
Diluted EPS	$1.00 to $1.09	$1.00 to $1.09
Cash flow provided from operations	Approximately $300 million	Approximately $300 million
Capital expenditures	$100 million to $115 million	$100 million to $115 million

Guidance for 2013 is based on current conditions and excludes the impact of restructuring and acquisition related expenses and gains or losses (including changes in fair value of contingent consideration liabilities) and capital spending related to acquisitions or divestitures. Organic revenue guidance refers only to parts and services revenue.

On August 17, 2012, the Company announced a two-for-one split of the Company's common stock. The common stock began trading on a split-adjusted basis on September 19, 2012. All per share information in this release is presented on a split-adjusted basis.

Quarterly Conference Call

LKQ will host a conference call and Webcast on April 25, 2013 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results.

To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558. The audio webcast can be accessed via the Company's website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 411459 #. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through May 25, 2013. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket, recycled, and refurbished collision replacement parts, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, Canada, Mexico and Central America. LKQ operates more than 500 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in North American and European general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer ("OEM") replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	inaccuracies in the data relating to industry size published by independent sources upon which we rely;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of alternative automotive products;

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	currency fluctuations in the U.S. dollar versus other currencies and currency fluctuations in the pound sterling versus other currencies;

•	periodic adjustments to estimated contingent purchase price amounts;

•	instability in regions in which we operate that can affect our supply of certain products;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems; and

•	other risks that are described in our Form 10-K filed March 1, 2013 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Statements of Income
( In thousands, except per share data )

	Three Months Ended
	March 31,
	2013	2012
Revenue	$1,195,997	$1,031,777
Cost of goods sold (1)	694,048	584,394
Gross margin	501,949	447,383
Facility and warehouse expenses	100,246	85,108
Distribution expenses	103,857	91,813
Selling, general and administrative expenses	137,056	121,714
Restructuring and acquisition related expenses	1,505	247
Depreciation and amortization	17,697	14,893
Operating income	141,588	133,608
Other expense (income):
Interest expense, net	8,595	7,367
Change in fair value of contingent consideration liabilities	823	(1,345)
Other expense (income), net	402	(511)
Total other expense, net	9,820	5,511
Income before provision for income taxes	131,768	128,097
Provision for income taxes	47,176	47,106
Net income	$84,592	$80,991
Earnings per share:
Basic	$0.28	$0.28
Diluted	$0.28	$0.27
Weighted average common shares outstanding:
Basic	298,226	294,278
Diluted	302,937	299,342

(1)	Cost of goods sold for the three months ended March 31, 2012 included a gain of $8.3 million resulting from certain settlements of a class action lawsuit against several of our suppliers.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Balance Sheets
(In thousands, except share and per share data)

	March 31, 2013	December 31, 2012
Assets
Current Assets:
Cash and equivalents	$62,997	$59,770
Receivables, net	357,580	311,808
Inventory	883,443	900,803
Deferred income taxes	52,862	53,485
Prepaid income taxes	2,441	29,537
Prepaid expenses and other current assets	40,239	28,948
Total Current Assets	1,399,562	1,384,351
Property and Equipment, net	492,479	494,379
Intangibles	1,776,473	1,796,999
Other Assets	54,185	47,727
Total Assets	$3,722,699	$3,723,456
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$202,084	$219,335
Accrued expenses	148,168	134,822
Income taxes payable	14,432	2,748
Contingent consideration liabilities	44,625	42,255
Other current liabilities	15,899	17,068
Current portion of long-term obligations	79,531	71,716
Total Current Liabilities	504,739	487,944
Long-Term Obligations, Excluding Current Portion	987,979	1,046,762
Deferred Income Taxes	101,902	102,275
Contingent Consideration Liabilities	4,940	47,754
Other Noncurrent Liabilities	81,910	74,627

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 298,477,692 and 297,810,896 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	2,985	2,978
Additional paid-in capital	961,122	950,338
Retained earnings	1,094,611	1,010,019
Accumulated other comprehensive (loss) income	(17,489)	759
Total Stockholders’ Equity	2,041,229	1,964,094
Total Liabilities and Stockholders’ Equity	$3,722,699	$3,723,456

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Statements of Cash Flows
( In thousands )

	Three Months Ended
	March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$84,592	$80,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,040	16,257
Stock-based compensation expense	4,949	4,010
Excess tax benefit from stock-based payments	(3,002)	(2,561)
Other	1,716	(702)
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(47,973)	(22,694)
Inventory	9,580	13,000
Prepaid income taxes/income taxes payable	41,838	41,324
Accounts payable	(7,911)	(2,557)
Other operating assets and liabilities	3,604	(16,913)
Net cash provided by operating activities	106,433	110,155
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(21,461)	(21,329)
Proceeds from sales of property and equipment	432	233
Cash used in acquisitions, net of cash acquired	(13,264)	(24,930)
Net cash used in investing activities	(34,293)	(46,026)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,840	4,581
Excess tax benefit from stock-based payments	3,002	2,561
Net repayments of long-term obligations	(73,755)	(64,889)
Net cash used in financing activities	(67,913)	(57,747)
Effect of exchange rate changes on cash and equivalents	(1,000)	540
Net increase in cash and equivalents	3,227	6,922
Cash and equivalents, beginning of period	59,770	48,247
Cash and equivalents, end of period	$62,997	$55,169

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
( In thousands, except per share data )

	Three Months Ended March 31,
Operating Highlights	2013		2012
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,195,997	100.0%	$1,031,777	100.0%	$164,220	15.9%
Cost of goods sold (1)	694,048	58.0%	584,394	56.6%	109,654	18.8%
Gross margin	501,949	42.0%	447,383	43.4%	54,566	12.2%
Facility and warehouse expenses	100,246	8.4%	85,108	8.2%	15,138	17.8%
Distribution expenses	103,857	8.7%	91,813	8.9%	12,044	13.1%
Selling, general and administrative expenses	137,056	11.5%	121,714	11.8%	15,342	12.6%
Restructuring and acquisition related expenses	1,505	0.1%	247	0.0%	1,258	n/m
Depreciation and amortization	17,697	1.5%	14,893	1.4%	2,804	18.8%
Operating income	141,588	11.8%	133,608	12.9%	7,980	6.0%
Other expense (income):
Interest expense, net	8,595	0.7%	7,367	0.7%	1,228	16.7%
Change in fair value of contingent consideration liabilities	823	0.1%	(1,345)	-0.1%	2,168	n/m
Other expense (income), net	402	0.0%	(511)	0.0%	913	n/m
Total other expense, net	9,820	0.8%	5,511	0.5%	4,309	78.2%
Income before provision for income taxes	131,768	11.0%	128,097	12.4%	3,671	2.9%
Provision for income taxes	47,176	3.9%	47,106	4.6%	70	0.1%
Net income	$84,592	7.1%	$80,991	7.8%	$3,601	4.4%
Earnings per share:
Basic	$0.28		$0.28		$—	0.0%
Diluted	$0.28		$0.27		$0.01	3.7%
Weighted average common shares outstanding:
Basic	298,226		294,278		3,948	1.3%
Diluted	302,937		299,342		3,595	1.2%

(1)	Cost of goods sold for the three months ended March 31, 2012 included a gain of $8.3 million resulting from certain settlements of a class action lawsuit against several of our suppliers.

The following unaudited table reconciles net income to EBITDA:

	Three Months Ended
	March 31,
	2013	2012
	(In thousands)
Net income	$84,592	$80,991
Depreciation and amortization	19,040	16,257
Interest expense, net	8,595	7,367
Provision for income taxes	47,176	47,106
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$159,403	$151,721
EBITDA as a percentage of revenue	13.3%	14.7%

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited tables compare certain revenue categories:

	Three Months Ended
	March 31,
	2013	2012	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation
North America	$810,257	$730,802	$79,455	10.9%
Europe	212,135	160,246	51,889	32.4%
Parts and services	1,022,392	891,048	131,344	14.7%
Other	173,605	140,729	32,876	23.4%
Total	$1,195,997	$1,031,777	$164,220	15.9%

Revenue changes by category for the three months ended March 31, 2013 vs. 2012:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
North America	6.2%	4.7%	0.0%	10.9%
Europe	1.7%	32.1%	(1.5)%	32.4%
Parts and services	5.4%	9.6%	(0.3)%	14.7%
Other	24.4%	(1.0)%	(0.1)%	23.4%
Total	8.0%	8.2%	(0.3)%	15.9%

The following unaudited table compares our revenue and EBITDA by reportable segment:

	Three Months Ended
	March 31,
	2013	2012
	(In thousands)
Revenue
North America	$983,388	$871,084
Europe	212,609	160,693
Total revenue	$1,195,997	$1,031,777
EBITDA
North America (1)	$135,335	$132,188
Europe (2)	24,068	19,533
Total EBITDA	$159,403	$151,721

(1)	For the three months ended March 31, 2012, North America EBITDA included a gain of $8.3 million resulting from certain settlements of a class action lawsuit against several of our suppliers.
(2)
Included within EBITDA of our European segment is a loss of $0.7 million and a gain of $1.3 million for the three months ended March 31, 2013 and March 31, 2012, respectively, for the change in fair value of contingent consideration liabilities related to our ECP acquisition.